Exhibit 99.1

Contango Oil & Gas Affiliates Apparent High Bidders on 24 Gulf of Mexico Lease Blocks

     HOUSTON--(BUSINESS WIRE)--March 18, 2004--Contango Oil & Gas Company (AMEX:MCF) announced today that two affiliated companies bid on 37 blocks and were the apparent high bidders on 24 blocks offered at the Central Gulf of Mexico Lease Sale #190 held March 17, 2004 in New Orleans. Each of these blocks is located on the shelf of the Gulf of Mexico in water depths of less than 200 meters. An apparent high bid ("AHB") gives the bidding party propriety in award of offered tracts, notwithstanding the fact that the Minerals Management Service ("MMS") may reject all bids for a given tract. The MMS review process can take up to 90 days on some bids. Upon completion of that process, final results for all AHBs will be known.
     Contango's 33% owned affiliate, Republic Exploration LLC ("Republic"), had the AHB on 16 lease blocks with bids totaling approximately $5.6 million as follows:

            Block                 Republic's WI        Bid Amount
----------------------------    -----------------    -------------
 Eugene Island 76                      100%           $1,777,027
 South Marsh Island 247                100%              750,757
 Vermilion 36                          100%              202,206
 Vermilion 109                         100%              138,875
 Vermilion 130                         100%              400,407
 Vermilion 134                         100%              275,752
 West Cameron 80                       100%              138,875
 West Cameron 133                      100%              414,905
 West Cameron 167                      100%              204,777
 West Cameron 179                      100%              150,151
 West Cameron 185                      100%              150,151
 West Cameron 200                      100%              173,407
 West Delta 18                         100%               52,808
 West Delta 33                         100%              505,099
 West Delta 34                         100%               80,826
 West Delta 43                         100%              204,757
                                                     ------------
                                                      $5,620,780
                                                     ============

     Contango's 67% owned affiliate, Contango Offshore Exploration LLC ("COE"), had the AHB on five lease blocks with bids totaling approximately $3.5 million as follows:

           Block                     COE's WI            Bid Amount
--------------------------         -------------        -------------
 Grand Isle 63                          100%             $1,202,717
 Grand Isle 72                          100%                255,515
 Grand Isle 73                          100%                228,808
 Main Pass 221                          100%              1,330,304
 Viosca Knoll 118                       100%                505,057
                                                        -------------
                                                         $3,522,401
                                                        =============

     Republic and COE, bidding jointly, had the AHB on three lease blocks with bids totaling approximately $452,000 as follows:

                                       Republic's/
             Block                      COE's WI          Bid Amount
------------------------------    -------------------   --------------
 Ship Shoal 220                         50%/50%            $138,875
 South Timbalier 191                    50%/50%             105,505
 South Timbalier 240                    50%/50%             207,777
                                                        --------------
                                                           $452,157
                                                        ==============

     In addition, Contango's affiliates, Republic and COE, will share a reversionary carried working interest in Vermilion 154, which was an AHB at Lease Sale #190. If these blocks are awarded, Contango will own interests, both directly and indirectly vis-a-vis its affiliates, in 41 federal lease blocks in the Gulf of Mexico, covering approximately 202,200 acres.
     Kenneth R Peak, Contango's chairman and chief executive officer, said, "The scarcest commodity in today's U.S. based natural gas and oil exploration business is quality drill ready prospects. The lease sale today is an important addition to our prospect inventory. We expect to drill approximately 20 exploration wells between now and year-end 2004. We expect approximately 4 to 6 of these wells will be offshore exploration wells in which we have a carried interest. The drilling of the first two of these offshore wells is planned for May and October 2004. Our current production rate is approximately 14,000 MMBtue per day, and at anticipated production levels and current commodity prices, we expect to have EBITDAX of approximately $1.5 to $2.0 million per month through June 2004. We have approximately $1.1 million of bank debt outstanding and currently have $21.4 million of available bank loan capacity."
     Mr. Peak continued, "Please note that our Web page address has recently changed to www.contango.com."
     EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities and sale of assets. The Company has reported EBITDAX because it believes EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. The Company believes EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring the Company's performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in the Company's statements of cash flows. Investors should carefully consider the specific items included in the Company's computation of EBITDAX. While the Company has disclosed its EBITDAX to permit a more complete comparative analysis of its operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by the Company may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

     Contango is a Houston-based, independent natural gas and oil company. The Company explores, develops, produces and acquires natural gas and oil properties primarily onshore in the Gulf Coast and offshore in the Gulf of Mexico. Contango also owns a 10% partnership interest in a proposed LNG terminal in Freeport, Texas. Additional information can be found on our Web page at www.contango.com.

     This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.

    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901
             www.contango.com